UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 11, 2007
Builders FirstSource, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-51357	52-2084569

(Commission File Number)	(IRS Employer Identification No.)
2001 Bryan Street, Suite 1600, Dallas, Texas 75201
(Address of Principal Executive Offices, Including Zip Code)
(214) 880-3500
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers
As previously reported in Item 5. of Form 10-Q filed November 1, 2007, Kevin P. O’Meara, President and Chief Operating Officer, resigned his position with Builders FirstSource, Inc. (the “Company”). On December 11, 2007, the Company entered into an Employee Separation Agreement (the “Separation Agreement”) with Kevin P. O’Meara with an effective separation date of October 29, 2007.
Under the Separation Agreement, Mr. O’Meara is entitled to receive payments in the sum of $810,000 which is equal to two years of his base salary. This sum will be paid in installments over a two year period. Mr. O’Meara will also be entitled to receive $500,203.09, the average of his bonuses for the last two years, in June 2008.
Additionally, the Company and Mr. O’Meara have entered into a Consulting Agreement (the “Consulting Agreement”) for a period of two years commencing on the execution of the Separation Agreement. Mr. O’Meara will receive 89,334 shares of restricted stock as compensation for consulting services. All of the restricted shares will vest at the end of the two-year period.
Pursuant to the terms of the Separation Agreement and the Consulting Agreement, Mr. O’Meara is entitled to participate in the Company’s health plans for a period of two years. The Separation Agreement and the Consulting Agreement include two-year non-competition, and customer and employee non-solicitation provisions.
The Company’s obligations under the Employment Agreement dated as of January 25, 2004 between the Company and Mr. O’Meara are superseded by the Separation Agreement.
ITEM 9.01. Financial Statements and Exhibits.
(c) Exhibits.
See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.
By:	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President, General Counsel and Secretary

Dated: December 13, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Separation Agreement between Kevin P. O’Meara and Builders FirstSource, Inc.
10.2	Consulting Agreement between Kevin P. O’Meara and Builders FirstSource, Inc.